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                                                                  EXHIBIT 23.2

                        [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 28, 1997, on our audits of the consolidated financial statements of Sportmart, Inc. and Subsidiary. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Financial
Data of Sportmart."


                                        /s/ COOPERS & LYBRAND, L.L.P.

Chicago, Illinois
December 15, 1997